UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 17, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

CMS Competitive Bidding Announcement

Inogen, Inc. (the “Company”) is filing this Current Report on Form 8-K in connection with the March 15, 2016 announcement of single payment reimbursement amounts by the Centers for Medicare and Medicaid Services (“CMS”) in connection with Competitive Bidding Round 2 Re-compete.   The Round 2 Re-compete applies to 117 competitive bidding areas for seven product categories, including respiratory equipment and related supplies and accessories, which includes oxygen therapy.  These new rates are effective July 1, 2016 through December 31, 2018.

Estimated Impact; Reaffirming Guidance

Prior to the announcement from CMS, the Company anticipated a total revenue headwind of 2.5% to 3.5% of total revenue based on the Company’s estimates of the rate reductions.  After analyzing the new single payment amounts, the Company now estimates a total revenue headwind in the range of 3.5% to 4.0%.  Regardless of the CMS announcement, the Company is reaffirming its 2016 guidance as follows: revenue is expected to range from $187 to $191 million, Adjusted EBITDA is expected to be $37 to $39 million, Adjusted net income is expected to be $12 to $14 million, and net income is expected to be $12 to $14 million.  The Company expects an effective tax rate in 2016 of approximately 35%.  The Company also expects net positive cash flow for 2016 with no additional equity capital required to meet its current operating plan.  The Company believes its current guidance is still achievable because of the declining Medicare rental revenue as a percent of total revenue and the Company’s guidance having already factored in an estimate of the reimbursement decline.

The Company believes it is well positioned to manage the new payment rates within the Medicare channel.  The Company has been preparing for a Medicare reimbursement decline for some time, and throughout 2015 the Company shifted its direct-to-consumer salesforce to focus on cash sales.  As a result, the Company has effectively lowered Medicare’s contribution to its total revenue from 26.5% in 2014 to 21.0% in 2015.  The Company believes it is well diversified between its sources of revenue, business channels, and geographies.

Overview of the CMS Announcement, CMS Contract Offers Received, and Expected Market Impact

The average single payment amounts announced recently are approximately 14% lower than the current Round 2 average reimbursement rates for oxygen therapy.  The average amount billed under the E1390 Healthcare Common Procedure Coding System (“HCPCS”) code for stationary oxygen declined 17.4% from $93.07 per month to $76.84.  The average amount billed under the E1392 HCPCS code for oxygen generating portable equipment (“OGPE”), which is the add-on code used for portable oxygen concentrators, declined 11.3% from $42.72 to $37.90.  Therefore, the Company’s average gross reimbursement for the typical ambulatory Medicare patient receiving a portable oxygen concentrator in areas covered by Round 2 Re-compete is expected to average $114.73 per month versus $135.79 per month currently, or a reduction of 15.5%.  These rates are all averages, and as such, the Company’s estimates could vary when applied to its specific patient population.  The Company estimates that approximately 50% of the Medicare patient population is in the Round 2 Re-compete area.

These new Medicare rates will impact the rural and other areas that had competitive bidding prices applied partially as of January 1, 2016.  As of July 1, 2016, the rates in these areas (which apply to an additional estimated 41% of the Medicare patient population), will be based on the regional average prices under Round 1 Re-compete and Round 2 Re-compete.

CMS will now begin the contracting process with home healthcare providers, and it is expected to publicly announce the contracted suppliers in the spring of 2016.  The Company has received notification that it has been offered respiratory contracts in 93 of the 117 competitive bidding areas.  Additionally, there is still the potential that the Company will receive additional contracts as the contracting process progresses.

In areas in which the Company does not win contracts, the Company plans to grandfather existing patients, which means the Company will continue to service these patients but will accept the lower reimbursement rates starting July 1, 2016.  While the Company will continue to accept new patients in these non-contracted markets for cash-pay and private insurance rentals, the Company’s inability to offer Medicare coverage may lead to higher cash sales and lower rentals in those markets.

It is the Company’s belief that the new single payment amounts will accelerate the adoption of non-delivery oxygen technology, including the use of portable oxygen concentrators within the home healthcare provider channel, as the new contracted suppliers will look for ways to increase their operational efficiency.  In addition, the average amounts billed under the E0431 HCPCS code for oxygen tanks declined on average 11.6% from $19.42 per month to $17.17.  Therefore, the average gross reimbursement for the typical ambulatory oxygen tank patient in areas covered by Round 2 Re-compete would be $94.00 per month on average versus $112.49 per month on average currently, or a reduction of 16.4%.  The reimbursement declined more for oxygen tanks than for portable oxygen concentrators, and the E1392 HCPCS code for OGPE is on average $20.73 more per month over the E0431 HCPCS code for tanks.  The Company believes this reimbursement premium that applies to portable oxygen concentrators, including the Company’s Inogen One product line, will provide further incentive for home healthcare providers to adjust their business models to incorporate non-delivery technology.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the impact of reductions in Medicare reimbursement rates; expectations in connection with competitive bidding reimbursement areas; and financial guidance for 2016, including revenue, Adjusted EBITDA, Adjusted net income, net income, net cash flow, effective tax rates and tax benefits, and the need for equity financing. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates, including in connection with competitive bidding and the Center for Medicare and Medicaid Services (CMS) rules; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Inogen’s subsequent reports on Form 10-Q and Form 8-K.  These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provisions for income taxes, and certain other infrequently occurring items, such as acquisition related costs, that may be incurred in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  March 17, 2016